Exhibit 99.1

FOR IMMEDIATE RELEASE

April 23, 2010

CenterState Banks, Inc. Announces

First Quarter 2010 Operating Results

DAVENPORT, FL. – April 23, 2010 - CenterState Banks, Inc. (NASDAQ: CSFL) reported net income for the first quarter of 2010 of $393,000 ($0.02 per share) compared to a net loss of $4,027,000 ($0.16 per share) reported for the fourth quarter 2009. Much of this improvement was a result of lower credit cost. The loan loss provision during the current quarter was $4,075,000 compared to $9,386,000 reported in the forth quarter of 2009.

A summary of the first quarter highlights are as follows:

•

Strong capital position – the Company has a Tier 1 Leverage Capital ratio of 11.6% and a Tangible Common Equity ratio of 11.2%, one of the strongest capitalized publicly traded community banks in Florida.

•

Strong earnings excluding credit costs – pre-tax pre-provision and credit cost earnings (see table and notes below) was $6,028,000 during the current quarter compared to $6,451,000 during the previous quarter, and compared to $3,602,000 during the same quarter last year.

•

Net interest margin (“NIM”) increased 27 basis points (“bps”) to 3.54% compared to 3.27% reported during the previous quarter. Substantially all of this expansion was driven by the earning asset side of the equation. Although the cost of interest bearing deposits decreased 11bps to 1.52% compared to 1.63% reported during the previous quarter, the overall cost of total interest bearing liabilities decreased marginally to 1.37% compared to 1.38% in the previous quarter. The reason for this was the change in the mix, in particular federal funds purchased acquired through the correspondent banking division. The average balance in this category was $140,595,000 during the current quarter compared to $226,723,000 during the previous quarter. The average interest cost for this category was approximately 0.10% during the current quarter and 0.16% during the previous quarter. As indicated above, the primary catalyst for the NIM expansion was the 24bps increase in the total interest earning assets. Once again, this was the result of a change in mix. The yield on average loans actually decreased 13bps to 5.66% for the current quarter compared to 5.79% in the previous quarter. But average loan balances as a percentage of total interest earning assets increased to 59% during the current quarter compared to 56% in the prior quarter. In addition, overnight federal funds sold average balances (the lowest yielding assets in the interest earning assets portfolio) as a percentage of total interest earning assets decreased to 9% during the current quarter compared to 13% during the previous quarter.

•

Substantial decrease in overall credit costs – the Company’s overall credit cost which includes loan loss provision as well as other credit related costs decreased to approximately $5,509,000 during the current quarter compared to $10,969,000 reported in the fourth quarter 2009.

•

Credit metrics – the Company’s non performing loans (“NPL”) ratio increased to 5.15% from 4.42% reported in the previous quarter, the non performing assets (“NPA”) ratio also increased to 3.35% from 3.05%, and the allowance for loan losses as a percentage of total loans increased to 2.55% compared to last quarter’s 2.43%. Allowance for loan losses as a percentage of NPLs was 49% compared to 55% reported for the previous quarter.

•

Correspondent banking division (a reportable segment) continues to add incremental revenue – it reported $6,356,000 of gross commissions from bond sales during the quarter and contributed approximately $1,220,000 of after tax earnings during the current quarter.

•

FDIC assisted transactions – the Company is continuing to monitor and evaluate FDIC assisted bank acquisition opportunities within Florida. The Company expects to be a successful bidder on one or more targeted institutions within Florida, although there is no assurance that any Company bid would be accepted.

All per share data is presented herein on a diluted basis, unless otherwise stated. Quarterly condensed consolidated income statements (unaudited) are shown below for the periods indicated.

Quarterly Condensed Consolidated Statements of Operations (unaudited)

Amounts in thousands of dollars (except per share data)

For the quarter ended:	3/31/10	12/31/09	9/30/09	6/30/09	3/31/09
Interest income	$18,161	$18,144	$18,847	$18,906	$18,047
Interest expense	4,315	4,659	5,022	6,054	6,555

Net interest income	13,846	13,485	13,825	12,852	11,492
Provision for loan losses	(4,075)	(9,386)	(8,682)	(4,125)	(1,703)

Net interest income after loan loss provision	9,771	4,099	5,143	8,727	9,789
Income from correspondent banking and bond sales division	6,356	7,119	5,630	2,610	2,557
Gain on sale of securities available for sale	1,436	1,538	257	303	418
All other non interest income	2,681	2,792	2,649	2,204	1,975
Credit related expenses	(1,434)	(1,583)	(1,051)	(1,058)	(861)
Impairment of Core Deposit Intangible	—	(1,200)	—	—	—
Impairment of bank real estate	—	(939)	—	—	—
All other non interest expense	(18,291)	(18,483)	(16,612)	(14,087)	(12,840)

Income (loss) before income tax	519	(6,657)	(3,984)	(1,301)	1,038
Income tax benefit (expense)	(126)	2,630	1,754	569	(266)

NET INCOME (LOSS)	$393	$(4,027)	$(2,230)	$(732)	$772

Net income (loss) available to common shareholders	$393	$(4,027)	$(3,569)	$(1,129)	$376

Earnings (loss) per share (basic)	$0.02	$(0.16)	$(0.17)	$(0.09)	$0.03
Earnings (loss) per share (diluted)	$0.02	$(0.16)	$(0.17)	$(0.09)	$0.03
Average common shares outstanding (basic)	25,776,820	25,773,229	20,713,017	12,481,504	12,475,432
Average common shares outstanding (diluted)	25,975,584	25,773,229	20,713,017	12,481,504	12,575,424
Common shares outstanding at period end	25,778,767	25,773,229	25,773,229	12,481,719	12,481,019

PTPP earnings (note 1)	$6,028	$6,451	$5,749	$3,882	$3,602
PTPP earnings per share (diluted) (note 2)	$0.23	$0.25	$0.28	$0.31	$0.29

Note 1:	Pre-tax pre-provision earnings (“PTPP”) means income (loss) before income tax excluding provision for loan losses. In addition to excluding the provision for loan losses, the Company also excluded other credit related costs including losses on repossessed real estate and other assets, and other foreclosure related expenses of $1,434, $1,583, $1,051, $1,058 and $861 for 1Q10, 4Q09, 3Q09, 2Q09 and 1Q09, respectively. It also excludes the impairment charge on core deposit intangibles of $1,200 and bank real estate held for sale of $939 recognized during the fourth quarter of 2009.
Note 2:	PTPP earnings per share means, PTPP as defined in note 1 above divided by the average number of diluted common shares outstanding. This calculation does not include the effect of preferred dividends and related accretion resulting from the preferred stock issued pursuant to TARP which the Company redeemed on September 30, 2009.

Selected financial ratios (unaudited)

As of or for the quarter ended:	3/31/10	12/31/09	9/30/09	6/30/09	3/31/09
Return on average assets (annualized)	0.09%	(0.89%)	(0.50%)	(0.16%)	0.19%
Return on average equity (annualized)	0.69%	(7.40%)	(4.11%)	(1.62%)	1.74%
Yield on average loans (note 1)	5.66%	5.79%	5.93%	5.71%	5.91%
Yield on average investments (note 1)	3.14%	2.59%	2.96%	3.22%	3.50%
Yield on average interest earning assets	4.58%	4.35%	4.60%	4.56%	4.90%
Yield on average interest earning assets (note 1)	4.63%	4.39%	4.65%	4.60%	4.94%
Cost of average interest bearing deposits	1.52%	1.63%	1.77%	2.06%	2.38%
Cost of average borrowings	0.55%	0.49%	0.51%	0.55%	0.89%
Cost of average interest bearing liabilities (note 2)	1.37%	1.38%	1.48%	1.69%	2.10%
Net interest margin (tax equivalent basis)	3.54%	3.27%	3.42%	3.14%	3.16%
Loan / deposit ratio	70.6%	73.5%	75.4%	75.6%	68.8%
Stockholders equity (to total assets)	12.9%	13.1%	13.2%	10.4%	10.0%
Common tangible equity (to total tangible assets)	11.2%	11.3%	11.4%	6.9%	6.6%
Tier 1 capital (to average assets)	11.6%	11.4%	11.7%	8.5%	9.5%
Efficiency ratio (note 3)	86%	86%	80%	86%	86%
Common equity per common share	$8.90	$8.90	$9.14	$12.24	$12.33
Common tangible equity per common share	$7.54	$7.53	$7.72	$9.29	$9.32

Note 1:	Tax equivalent basis.
Note 2:	Does not include non interest bearing checking accounts.
Note 3:	Efficiency ratio is equal to (non-interest expense less nonrecurring items) divided by (net interest income plus non-interest income less nonrecurring items). Gain on the sale of available for sale securities is considered a nonrecurring item for the purposes of this ratio in the above table.

Loan portfolio mix, credit quality and allowance for loan losses

Management continues to aggressively monitor credit risk and potential losses in the Company’s loan portfolio in light of the current real estate environment in Florida. During the current quarter, the Company took a charge of $4,075,000 to loan loss provision (expense) and charged-off (net of recoveries) $3,276,000, or 0.34% of average loans outstanding during the quarter (1.36% on an annualized basis). The Company’s allowance for loan losses was $24,088,000 at March 31, 2010 compared to $23,289,000 at December 31, 2009, an increase of $799,000 ($4,075,000 charge to loan loss expense less $3,276,000 net charge-offs equals $799,000 loan loss allowance increase during the first quarter 2010). This increase is the result of a $959,000 increase in our general loan loss allowance less a $160,000 decrease in our specific loan loss allowance. The increase in our general allowance is primarily due to changes in our historical charge-off rates, changes in our current environmental factors, and changes in the loan portfolio mix, less the decrease in our loan portfolio. Our specific allowance is the aggregate of the results of individual analyses prepared for each one of our impaired loans on a loan by loan basis.

The allowance for loan losses as a percentage of loans outstanding was 2.55% as of March 31, 2010 compared to 2.43% as of December 31, 2009. Management believes the Company’s allowance for loan losses was adequate at March 31, 2010. However, management recognizes that many factors can adversely impact various segments of the Company’s market and customers, and therefore there is no assurance as to the amount of losses or probable losses which may develop in the future.

The table below summarizes the changes in allowance for loan losses during the previous five quarters.

Allowance for loan losses (unaudited)

(amounts are in thousands dollars)

as of or for the quarter ending	3/31/10	12/31/09	9/30/09	6/30/09	3/31/09
Allowance at beginning of period	$23,289	$17,553	$16,409	$13,472	$13,335
Charge-offs	(3,310)	(3,724)	(7,554)	(1,208)	(1,597)
Recoveries	34	74	16	20	31

Net charge-offs	(3,276)	(3,650)	(7,538)	(1,188)	(1,566)
Provision for loan losses	4,075	9,386	8,682	4,125	1,703

Allowance at end of period	$24,088	$23,289	$17,553	$16,409	$13,472

Eighty-five percent (85%) of the Company’s loans are collateralized by real estate, 9% are commercial non real estate loans and the remaining 6% are consumer and other non real estate loans. The table below summarizes the Company’s loan mix over the most recent five quarter ends.

Loan mix (in thousands of dollars) (unaudited)

At quarter ended:	3/31/10	12/31/09	9/30/09	6/30/09	3/31/09
Real estate loans
Residential	$251,368	$251,634	$253,363	$260,060	$240,184
Commercial	443,876	438,540	426,025	407,511	423,930
Construction, development and land loans - (note 1)	108,614	115,937	124,306	112,975	93,186

Total real estate loans	803,858	806,111	803,694	780,546	757,300
Commercial	87,521	98,273	88,116	89,889	91,403
Consumer and other loans	55,754	55,376	56,268	56,584	54,248

Total loans before unearned fees and costs	947,133	959,760	948,078	927,019	902,951
Unearned fees and costs	(726)	(739)	(775)	(748)	(699)

Total loans	$946,407	$959,021	$947,303	$926,271	$902,252

note 1:

The increase in this category during the second quarter 2009 was due to several reclassifications from commercial real estate to land and land development loans at several of the Company’s banks and the increase during the third quarter 2009 was due to reclassifications of single family lot loans from residential real estate to land and land development loans at one of the Company’s subsidiary banks.

The Company defines non performing loans as non accrual loans plus loans past due 90 days or more and still accruing interest. Non performing loans as a percentage of total loans were 5.15% at March 31, 2010 compared to 4.42% at December 31, 2009.

Non performing assets (which the Company defines as non performing loans, as defined above, plus (a) OREO (i.e. real estate acquired through foreclosure, in-substance foreclosure, or deed in lieu of foreclosure); and (b) other repossessed assets that are not real estate), were $59,540,000 at March 31, 2010, compared to $53,452,000 at December 31, 2009. Non performing assets as a percentage of total assets were 3.35% at March 31, 2010 compared to 3.05% at December 31, 2009.

The table below summarizes selected credit quality data for the periods indicated.

Selected credit quality ratios, dollars are in thousands (unaudited)

As of or for the quarter ended:	3/31/10	12/31/09	9/30/09	6/30/09	3/31/09
Non accrual loans	$48,753	$42,059	$29,519	$34,772	$20,819
Past due loans 90 days or more And still accruing interest	34	282	27	1,752	1,304

Total non performing loans (“NPLs”)	48,787	42,341	29,546	36,524	22,123
Other real estate owned (OREO)	10,059	10,196	8,983	7,012	11,903
Repossessed assets other than real estate	694	915	790	776	416

Total non performing assets (“NPAs”)	$59,540	$53,452	$39,319	$44,312	$34,442
Non performing loans as a percentage of total loans	5.15%	4.42%	3.12%	3.94%	2.45%
Non performing assets as a percentage of total assets	3.35%	3.05%	2.20%	2.57%	1.91%
Net charge-offs (recoveries)	$3,276	$3,650	$7,538	$1,188	$1,566
Net charge-offs as a percentage of average loans for the period	0.34%	0.39%	0.82%	0.13%	0.18%
Net charge-offs as a percentage of average loans for the period on an annualized basis	1.36%	1.56%	3.28%	0.52%	0.72%
Loans past due between 30 and 89 days and accruing interest as a percentage of total loans	1.20%	1.28%	1.34%	1.03%	1.59%
Allowance for loan losses as percentage of NPLs	49%	55%	59%	45%	61%

Trouble debt restructure (“TDRs”) note 1	$27,953	$26,499	$25,094	$18,564	$12,421
Impaired loans that were not TDRs	54,802	52,449	31,853	21,903	10,444

Total impaired loans	$82,755	$78,948	$56,947	$40,467	$22,865
Total non impaired loans	863,652	880,073	890,356	885,804	879,387

Total loans	$946,407	$959,021	$947,303	$926,271	$902,252

Allowance for loan losses as a percentage of period end loans:
Impaired loans	5.38%	5.84%	3.05%	7.58%	5.69%
Non impaired loans	2.27%	2.12%	1.78%	1.51%	1.38%

Total loans	2.55%	2.43%	1.85%	1.77%	1.49%

Note 1: In this current real estate crisis that the Nation in general and Florida in particular has been experiencing, it has become more common to restructure or modify the terms of certain loans under certain conditions (i.e. troubled debt restructure or “TDRs”). In those circumstances it may be beneficial to restructure the terms of a loan and work with the borrower for the benefit of both parties, versus forcing the property into foreclosure and having to dispose of it in an unfavorable and depressed real estate market. When we have modified the terms of a loan, we usually either reduce the monthly payment and/or interest rate for generally about twelve months. We have not forgiven any material principal amounts on any loan modifications to date. We have approximately $27,953 of TDRs. Of this amount $15,235 are performing pursuant to their modified terms, and $12,718 are not performing and have been placed on non accrual status and included in our non performing loans (“NPLs”). Current accounting standards require TDRs to be included in our impaired loans, whether they are performing or not performing. Only non performing TDRs are included in our NPLs.

As shown in the table above, the largest component of non performing loans is non accrual loans. As of March 31, 2010 the Company had reported total of 205 non accrual loans with an aggregate book value of $48,753,000, compared to December 31, 2009 when 171 non accrual loans with an aggregate book value of $42,059,000 were reported. The increase was spread among all five categories, with no material disproportional increase in any particular category. This amount is further delineated by collateral category and number of loans in the table below (in thousands of dollars).

Collateral category (unaudited)	Total amount	Percentage of total non accrual loans	Number of non accrual loans in category
Residential real estate loans	$11,274	23%	73
Commercial real estate loans	24,198	50%	51
Construction, development and land loans	12,547	25%	45
Non real estate commercial loans	357	1%	16
Non real estate consumer and other loans	377	1%	20

Total non accrual loans at March 31, 2010	$48,753	100%	205

There are no construction or development loans with national builders. The Company has historically done business with local builders and developers that have typically been long time customers. However, the Company believes that this category (i.e. construction, development and land) is the loan category where the most risk is present. On the positive side, the category only represents about 11% of the total loan portfolio. Evidencing the riskier nature of the category, it represents a disproportionate 25% of the Company’s total non accrual loans and approximately 34% of the Company’s total repossessed real estate (“OREO”).

As indicated above, non accrual construction, development, and land loans totaled $12,360,000 at March 31, 2010. Most of this amount relates to land, either developed or not developed, commercial and residential. There are four single family homes where construction is either completed or not yet completed, but in either case the homes are not sold. This mix is not inconsistent with the performing loans in this category, where the mix is approximately 85% land related, either developed lots or not developed, both commercial and residential, and less than 15% of the category represents vertical construction and the majority of that is commercial.

During the current quarter, the Company charged off, net of recoveries, approximately $827,000 of the loans in this category, about 25% of the total net charge offs. During the year ending December 31, 2009, the Company had total charge offs, net of recoveries, of $13,942,000. Almost half ($6,414,000) came from this category.

The second largest component in non performing assets after non accrual loans is repossessed real estate, or OREO. OREO is carried at the lower of cost or market less the estimated cost to sell. Further declines in real estate values can affect the market value of these assets. Any further decline in market value beyond its cost basis is recorded as a current expense in the Company’s Statement of Operations. At March 31, 2010, OREO was $10,059,000, which is further delineated in the table below (in thousands of dollars).

(unaudited) Description of repossessed real estate	carrying amount at Mar 31, 2010
25 single family homes	$2,584
4 mobile homes with land	231
9 commercial buildings	3,662
Mixed (5 duplexes/ 1 single fam/ 2 vac lots)	187
50 residential building lots	1,344
Vacant land / various acreages	1,967
1 parcel commercial building lot	84

Total	$10,059

Deposit activity

During the current quarter, total deposits increased by $35,902,000, or 2.8%. Time deposits increased by $9,111,000, or 1.6%, and non time deposits (i.e., core deposits) increased by $26,791,000, or 3.6%. With the purchase of an Ocala bank’s deposits from the FDIC in January 2009 and the correspondent banking activity, the Company believes it has excess liquidity, and has no incentive to aggressively price rate sensitive time deposits. Management continues to believe that core deposits and the number of customer relationships is a key value component of the franchise, and continues to incentivize employees to grow these accounts and relationships.

Deposit mix (in thousands of dollars) (unaudited)

At quarter ended:	3/31/10	12/31/09	9/30/09	6/30/09	3/31/09
Checking accounts
Non interest bearing	$231,662	$233,688	$218,509	$200,875	$209,906
Interest bearing	186,536	193,527	168,486	170,574	160,227
Savings deposits	166,033	148,915	132,589	116,922	109,194
Money market accounts	177,288	158,598	151,386	148,422	152,736
Time deposits	579,419	570,308	585,278	588,012	679,621

Total deposits	$1,340,938	$1,305,036	$1,256,248	$1,224,805	$1,311,684

Non time deposits as percentage of total deposits	57%	56%	53%	52%	48%
Time deposits as percentage of total deposits	43%	44%	47%	48%	52%

Total deposits	100%	100%	100%	100%	100%

Presented below are condensed consolidated balance sheets and average balance sheets for the periods indicated.

Condensed Consolidated Balance Sheets (unaudited)

Amounts in thousands of dollars

At quarter ended:	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009
Cash and due from banks	$17,638	$19,139	$23,081	$23,096	$27,693
Fed funds sold and Fed Res Bank deposits	172,472	173,268	168,190	82,356	108,073
Trading securities	1,153	—	3,431	—	—
Investments securities, available for sale	496,715	463,186	508,290	549,870	617,790
Loans held for sale	573	—	—	—	—
Loans	946,407	959,021	947,303	926,271	902,252
Allowance for loan losses	(24,088)	(23,289)	(17,553)	(16,409)	(13,472)
Premises and equipment, net	63,804	62,368	64,716	63,135	62,401
Goodwill	32,840	32,840	32,840	32,840	33,377
Core deposit intangible	2,318	2,422	3,818	4,015	4,216
Bank owned life insurance	15,818	15,665	15,514	15,358	10,209
Repossessed real estate (“OREO”)	10,059	10,196	8,983	7,012	11,903
Excess bank property held for sale	2,368	2,368	500	668	668
Other assets	38,577	34,115	24,710	34,653	36,914

TOTAL ASSETS	$1,776,654	$1,751,299	$1,783,823	$1,722,865	$1,802,024

Deposits	$1,340,938	$1,305,036	$1,256,248	$1,224,805	$1,311,684
Federal funds purchased	139,032	144,939	218,273	221,659	209,973
Other borrowings	55,867	63,062	62,828	82,300	72,356
Other liabilities	11,344	8,852	10,965	14,392	27,230
Preferred stockholders equity	—	—	—	26,879	26,830
Common stockholders equity	229,473	229,410	235,509	152,830	153,951

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,776,654	$1,751,299	$1,783,823	$1,722,865	$1,802,024

Condensed Consolidated Average Balance Sheets (unaudited)

Amounts in thousands of dollars

For quarter ended:	3/31/10	12/31/09	9/30/09	6/30/09	3/31/09
Federal funds sold and other	$158,853	$231,051	$178,328	$126,195	$144,332
Security investments	498,961	492,468	525,471	617,488	456,052
Loans	951,009	931,681	921,405	920,434	894,676
Allowance for loan losses	(23,731)	(17,249)	(15,785)	(13,910)	(13,188)
All other assets	174,697	153,932	163,697	168,546	153,880

TOTAL ASSETS	$1,759,789	$1,791,883	$1,773,116	$1,818,753	$1,635,752

Deposits- interest bearing	$1,077,922	$1,048,364	$1,036,896	$1,082,911	$1,029,330
Deposits- non interest bearing	242,490	222,056	203,982	180,774	176,900
Federal funds purchased	140,595	226,723	241,128	274,483	166,885
Other borrowings	57,159	67,006	70,844	78,190	70,501
Other liabilities	11,536	11,909	5,031	21,177	11,814
Stockholders equity	230,087	215,825	215,235	181,218	180,322

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,759,789	$1,791,883	$1,773,116	$1,818,753	$1,635,752

Non interest income and non interest expense

The table below summarizes the Company’s non interest income for the periods indicated.

Quarterly Condensed Consolidated Non Interest Income (unaudited)

Amounts in thousands of dollars

For the quarter ended:	3/31/10	12/31/09	9/30/09	6/30/09	3/31/09
Service charges on deposit accounts	$1,596	$1,612	$1,405	$1,300	$1,133
Income from correspondent banking and bond sales division	6,356	7,119	5,630	2,610	2,557
Commissions from sale of mutual funds and annuities	104	106	130	103	193
Debit card and ATM fees	402	365	344	352	280
Loan related fees	130	136	103	125	88
BOLI income	152	152	156	148	94
Trading securities revenue	84	115	312	—	—
Gain on sale of securities available for sale	1,436	1,538	257	303	418
Other service charges and fees	213	306	199	176	187

Total non interest income	$10,473	$11,449	$8,536	$5,117	$4,950

The revenue category “income from correspondent banking and bond sales division” listed in the table above represents commissions earned from bond sales which was new for the Company beginning in the fourth quarter of 2008. This revenue source is related to the Company’s new correspondent banking division initiated in the fourth quarter of 2008 and expanded during the third quarter of 2009 with the addition of the team hired from the failed Silverton Bank in Atlanta, Georgia. This division is also the reason for the increase in “employee salaries and wages” category listed in our non interest expense table below, as well as various other non interest expense categories.

The revenue category “trading securities revenue” listed in the table above is new for the

Company beginning in the third quarter of 2009. During July of 2009, the Company initiated a trading securities portfolio at its lead subsidiary bank. Realized and unrealized gains and losses are included in trading securities revenue.

We sold approximately $42,018,000 of securities available for sale during the first quarter of 2010, recognizing a gain on sale of $1,436,000. During the forth quarter of 2009 we sold approximately $71,899,000 of securities available for sale recognizing a gain on sale of $1,538,000. The sales were a result of liquidity management and asset/liability management. The Company has approximately $11,139,000 of unrealized gain on its securities available for sale portfolio at March 31, 2010.

The table below summarizes the Company’s non interest expense for the periods indicated.

Quarterly Condensed Consolidated Non Interest Expense (unaudited)

Amounts in thousands of dollars

For the quarter ended:	3/31/10	12/31/09	9/30/09	6/30/09	3/31/09
Employee salaries and wages	$9,250	$9,444	$8,496	$6,085	$5,879
Employee incentive/bonus compensation	708	907	548	365	408
Employee stock option and stock grant expense	158	104	99	112	104
Deferred compensation expense	67	55	55	55	55
Health insurance and other employee benefits	840	776	367	346	393
Payroll taxes	687	450	451	389	440
Other employee related expenses	299	244	267	266	230
Incremental direct cost of loan origination	(127)	(170)	(190)	(197)	(163)

Total salaries, wages and employee benefits	$11,882	$11,810	$10,093	$7,421	$7,346

Occupancy expense	1,447	1,390	1,408	1,368	1,209
Depreciation of premises and equipment	755	722	728	681	751
Supplies, stationary and printing	215	218	210	233	187
Marketing expenses	555	560	464	444	442
Data processing expenses	534	642	621	607	547
Legal, auditing and other professional fees	632	815	602	488	449
Bank regulatory related expenses	614	660	612	1,349	493
Postage and delivery	110	102	113	110	100
ATM and debit card related expenses	286	290	264	284	222
Amortization of CDI	104	196	197	201	198
CDI impairment	—	1,200	—	—	—
Excess bank property held for sale impairment	—	939	—	—	—
Loss on sale of repossessed real estate (“OREO”)	27	308	175	209	80
Valuation write down of repossessed real estate (“OREO”)	882	801	482	511	394
Loss on repossessed assets other than real estate	107	100	176	54	214
Foreclosure and repossession related expenses	418	374	218	284	173
Internet and telephone banking	134	140	111	136	111
Operational write-offs and losses	40	63	85	44	33
Correspondent account and Federal Reserve charges	72	67	83	92	77
Conferences, seminars, education and training	155	98	122	81	92
Director fees	95	73	87	84	88
Other expenses	661	637	812	464	495

Total non interest expense	$19,725	$22,205	$17,663	$15,145	$13,701

About CenterState Banks, Inc.

The Company, headquartered in Davenport, Florida, between Orlando and Tampa, is a multi bank holding company that was formed in June 2000 as part of a merger of three independent commercial banks. Currently, the Company operates through its four subsidiary banks with 38 branch banking locations in ten counties throughout central Florida. Through its subsidiary banks, the Company provides a range of consumer and commercial banking services to individuals, businesses and industries. The Company operates under a decentralized organizational structure. Each of its subsidiary banks is managed by its own bank president, who has the primary responsibility for the profitability and growth of the individual business unit. Each bank has its own charter, management team and board of directors, although most of the Company’s board directors are also board members of one or more of its subsidiary banks, and the Company’s Chairman is either the chairman or at least a board member of all the subsidiary banks.

In addition to providing traditional deposit and lending products and services to its commercial and retail customers through its 38 locations in central Florida, the Company also operates a correspondent banking and bond sales division. The division is integrated with and part of the lead subsidiary bank located in Winter Haven, Florida, although the majority of the bond salesmen, traders and operations personnel are physically housed in leased facilities located in Birmingham, Alabama, Atlanta, Georgia and Winston Salem, North Carolina. The customer base includes small to medium size financial institutions primarily located in Florida, Alabama, Georgia, North Carolina, South Carolina, Tennessee, Virginia and West Virginia.

The Company’s stock is listed on the NASDAQ Global Select Market under the symbol CSFL. Request for information regarding the purchase or sale of the common stock can be obtained from Troy Carlson, at Keefe, Bruyette & Woods (800-221-3246), Chris Cerniglia, at Stifel Nicolaus (866-780-7926), Michael Acampora, at Raymond James (800-363-9652), or Dudley Stephens, at Burke Capital Markets (404-446-1800). For additional information contact Ernest S. Pinner, CEO, or James J. Antal, CFO, at 863-419-7750.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

Some of the statements in this report constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. These statements related to future events, other future financial performance or business strategies, and may be identified by terminology such as “may,” “will,” “should,” “expects,” “scheduled,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “potential,” or “continue” or the negative of such terms or other comparable terminology. Actual events or results may differ materially. In evaluating these statements, you should specifically consider the factors described throughout this report. We cannot assure you that future results, levels of activity, performance or goals will be achieved.